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                                                           Exhibit 3(b)



                                SELLING AGREEMENT

THIS AGREEMENT is made among Travelers Insurance Company ("TIC"), Travelers Life and Annuity Companies ("TLAC"), (collectively the "Insurance Companies") and Tower Square Securities (Underwriter) and Exhibit 3b, ("Broker/Dealer") together with such affiliated insurance agencies (collectively the "Selling Entities") as are specified on the Selling Agreement Schedule Page.

In consideration of the mutual promises contained in this agreement, the parties agree as follows:

1. Purpose and Background. The Underwriter, the Insurance Companies, Broker/Dealer and Selling Entities enter into this agreement for the purpose of authorizing Broker/Dealer, through its insurance licensed agents as described in
Section 5 below, to solicit applications for such life insurance (including variable life), annuity contracts (including fixed, variable, and modified guaranteed annuity products) and, long term care insurance contracts (collectively the "Insurance Policies") as are listed on the Selling Agreement Schedule Pages (the "Schedule Pages"). These Schedules Page may be amended from time to time to add other Insurance Policies.

2. Licensing and Appointment. The Insurance Companies have each respectively appointed Underwriter to serve as the distributor and principal underwriter of the variable life or variable annuity Insurance Policies. The Underwriter is registered with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and all appropriate state securities regulatory authorities as a Broker/Dealer.

The Underwriter and Broker/Dealer desire that Broker/Dealer through its registered representatives ("Registered Representatives") be authorized to sell the Insurance Policies.

3. Securities Licensing/NASD Compliance. Broker/Dealer shall, at all times when performing its functions under this agreement, be registered as a securities broker with the SEC and NASD and licensed or registered as a securities broker-dealer in the states and other local jurisdictions that require such licensing or registration in connection with sales of the variable products.

Broker/Dealer agrees to abide by all rules and regulations of the NASD and to comply with all applicable state and insurance and securities laws and regulations. For the purpose of compliance with any applicable federal or state securities laws or regulations promulgated under them, Broker/Dealer acknowledges and agrees that in performing Broker/Dealer services covered by this Agreement, it is acting in the capacity of an independent broker and dealer as defined by the By-Laws of the NASD and not as an agent or employee of either Underwriter or any registered investment company.

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4.   Insurance Licensing. Broker/Dealer (and if appropriate Insurance Selling
Entities) agree that at all times when performing its functions under this agreement, the entity soliciting sales of the Insurance Policies will be validly licensed as an insurance agency in the states and other jurisdictions that require such licensing or registration in connection sales or solicitation of the Insurance Policies. If applicable, Broker/Dealer represents that it or its insurance agency affiliate is properly authorized under applicable state law to receive insurance commissions generated from sales of the Insurance Policies.

Broker/Dealer and Selling Entities each represent that they are engaged in the issuance of the Insurance Policies in accordance with federal securities laws and the applicable insurance laws of those states in which the Insurance Policies have been qualified for sale.

Broker/Dealer represents and warrants that it is authorized and licensed as an agent under applicable state insurance laws to solicit, negotiate and effect the contracts of insurance contemplated hereunder. In the event Broker/Dealer is not licensed as such, an insurance agency affiliated with Broker/Dealer shall be licensed as an agent under applicable state insurance laws to solicit, negotiate and effect the contracts of insurance contemplated hereunder.

5. Appointment of Broker/Dealer. The Insurance Companies (and with respect to any variable life insurance or annuity product, Underwriter) hereby authorize the Broker/Dealer to sell those Insurance Policies listed on the Schedule Page, as such page may be amended from time to time, the variable Insurance Policies through its validly appointed and licensed registered representatives (the "Registered Representatives"). Broker/Dealer is also appointed to perform certain administrative services necessary to facilitate the solicitation and sales of the Insurance Policies.

Broker/Dealer or, if applicable, Selling Entities, are appointed as a general agencies of Insurance Companies and is authorized to sell the Insurance Policies listed on the Schedule Pages.

Broker/Dealer and Selling Entities must comply with the following requirements:

     (a) All securities services provided in connection with the sale of insurance securities will be through registered representatives of Broker/Dealer;

     (b) Unregistered employees will not engage in any securities activities, nor receive any compensation based on transactions in insurance securities or the provision of securities advice;

     (c) Broker/Dealer will maintain books and records relating to transactions in insurance securities at its home office;

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     (d)  Customers purchasing variable Insurance Policies will make their checks payable to Insurance Companies unless a Netting Agreement has been entered into;

For the purpose of compliance with any applicable state insurance laws or regulations promulgated under them, Broker/Dealer acknowledges and agrees that solely in performing the insurance-selling functions reflected by this Agreement, it or its Registered Representative is acting as the agent of the Insurance Companies, and in that capacity is authorized only to solicit applications from the public for the Insurance Policies.

6. Responsibility for Registered Representatives Activities. Broker/Dealer will select and supervise persons whom it will train to solicit applications for the Insurance Policies in conformance with applicable state and federal laws and regulations. Persons engaged in the sale of variable Insurance Policies will be registered representatives of Broker/Dealer in accordance with the rules of the NASD. All individuals soliciting sales of Insurance Policies will be properly licensed and appointed to the Travelers Insurance Companies in accordance with the state insurance laws of those jurisdictions in which the Insurance Policies may lawfully be distributed.

The Insurance Companies shall have authority to determine whether to appoint or terminate a particular registered representative of the Broker Dealer as an agent of the Insurance Companies. Broker/Dealer agrees to cooperate in supplying information or making recommendations necessary to complete such insurance agent appointments. Additionally, Broker/Dealer shall supply the information required in the "Recommendation Letter" set forth in Exhibit 1 for each of its agents for which it seeks appointment.

Upon request by Underwriter, Broker/Dealer and/or Insurance Agency shall furnish such appropriate records as may be necessary to establish supervision of its Registered Representatives in connection with sales of the Insurance Policies. Upon Underwriter's review of such supervisory materials, Broker/Dealer shall make such changes to its registered representatives' rules of conduct as Underwriter may reasonably request but only to the extent that such requests relate to sales of the Insurance Policies.

Broker/Dealer shall notify Underwriter if any Registered Representative ceases to be a registered representative of Broker/Dealer or ceases to maintain the proper licensing required for the sale of the Insurance Policies or fails to meet material rules and standards imposed by either Broker/Dealer or the Selling Entities.

7. Suitability of Sales of Contract. Broker/Dealer will review all contract proposals and applications for suitability and for completeness and correctness as to form concerning sales of variable Insurance Policies. Broker/Dealer shall also be responsible for ensuring compliance with NASD suitability rules and standards applicable to purchases of the Insurance Policies.

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Broker/Dealer will promptly, but in no case later than the end of the business day that Broker/Dealer receives applications and payment, forward to the applicable Insurance Company, at addresses provided, all such applications found suitable and in good form, together with any payments received with such applications without deduction or reduction unless a Netting Agreement has been entered into. Broker/Dealer will immediately return to the applicant all applications together with any payments received therewith deemed by Broker/Dealer to be unsuitable or not complete and correct as to form. The Insurance Companies reserve the right to reject any Insurance Product application and return any payment made in connection with an application which is rejected. Insurance Policies issued on applications accepted by the Insurance Companies will be forwarded to Broker/Dealer or at the direction of Broker/Dealer to the registered representative for delivery to the Contract Owner. Broker/Dealer shall obtain and retain a written receipt for each Contract which Broker/Dealer delivers.

The parties acknowledge that sales and solicitations may, where consistent with state insurance laws and regulations, be conducted either without an application, or on a basis where an application is submitted subsequent to a sale. If such sales procedures are permitted, Broker/Dealer agrees that it will continue to be responsible for compliance with applicable laws concerning, among other things, suitability and policy delivery requirements. Broker/Dealer agrees to hold Underwriter harmless for any failure to follow such rules or regulations.

8. Solicitation/Representatives Concerning the Contracts. Broker/Dealer will perform the selling functions required by this Agreement in accordance with the terms and conditions of any applicable prospectus(es). Broker/Dealer will make only representations included in the prospectus or in any authorized supplemental material. No sales solicitations, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by appropriate and then-current prospectus(es).

Any material prepared or used by Broker/Dealer or its Registered Representative, which describes in whole or in part or refers by name or form to any of the Insurance Companies' Insurance Policies or underlying funds or uses the name of the Insurance Companies, Underwriter, or Travelers Group Inc., or the logos or service marks of any of them, or the name, logos or service marks of any "Affiliated Company" of any of them, as that term is defined in Section 2(a)(2) of the Investment Company Act of 1940, must be approved by Underwriter in writing prior to any such use.

Broker/Dealer and Selling Entities acknowledge that information pertaining to Underwriter and Insurance Companies is proprietary in nature. Selling Entities agree that they will not disclose any information concerning Insurance Companies or Underwriter's products, services or programs or any person for consideration or otherwise unless Broker/Dealer and/or Selling Entities consents to such use in writing. Broker/Dealer and Selling Entities agree that, following the termination of this Agreement for any reason, they will not enter into any plan, program scheme or course of action which would

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systematically attempt to induce any Contract owner (s) away from Travelers, except that Broker Dealer may always recommend a move to another company's product if such move would be more suitable than Traveler's product for a particular client or clients or in the event of a detrimental change in the financial stability of Travelers which Broker Dealer believe would jeopardize their clients.

9. Compensation. Compensation payable to Broker/Dealer on sales of the Contracts solicited by Broker/Dealer will be paid to Broker/Dealer, or as necessary to meet any and all legal requirements, to a licensed insurance affiliate, in accordance with the compensation schedule(s) set forth on the Schedule Pages as such Schedule Pages may be amended from time to time and are in effect at the time the Contract payments are received by the applicable Insurance Company (in the case of annuities) or at the time the applications are received (in the case of life insurance). The Insurance Companies and Underwriter reserve the privilege of revising the compensation schedules set forth in the Schedule Pages at any time with thirty (30) days prior written notice to Broker/Dealer. The parties understand that with regard to rate specials only, for the modified guaranteed annuity contracts, commission schedules may be adjusted without provision of prior notice.

10. Assignment of Agreement. This Agreement may not be assigned except by mutual consent and will continue, subject to the termination by any party on written notice to the other party, except that in the event Broker/Dealer ceases to be a registered Broker/Dealer or a member of the NASD, this Agreement will immediately terminate. Underwriter reserves the right to designate, at its sole discretion, an alternative Principal Underwriter for the distribution of the Contracts covered by this Agreement with thirty (30) days prior written notice to Broker/Dealer except in the event that TIC replaces Underwriter as discussed below.

The parties understand that if TIC replaces Underwriter any such substituted party will automatically assume all of Underwriter's rights and duties under this agreement. TIC may assume such functions itself or assign these to affiliated, properly licensed broker-dealers. TIC will notify Broker/Dealer if any such substitution occurs.

11. Indemnification. No party to this Agreement will be liable for any obligation, act or omission of the other. Each party to this Agreement will hold harmless and indemnify the (1) Registered Investment Companies which are used to fund the Contracts, (2) Insurance Companies, (3) Underwriter, (4) Broker/Dealer, and (5) Selling Entities, as appropriate, for any loss or expense suffered as a result of the violation or noncompliance by any party to this agreement of any of the terms of this agreement or of any applicable law or regulation. No party nor any of its employees or agents will be liable to the other party for any direct, special or consequential damages arising out of or in connection with the performance of any services pursuant to the Agreement. Each party to this agreement agrees to indemnify and hold harmless any other affected party for any losses, claims, damages or liabilities (or actions in respect thereof) which arise out of or are based on any untrue statement or alleged untrue statement of a material fact required to be stated or


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necessary to make the statements made not misleading in the connection with the solicitation, sale, or administration of the of the Insurance Policies.

12. Notices. All notices to the Insurance Companies or Underwriter relating to this Agreement should be sent to the attention of:

                           The Travelers Insurance Companies
                           One Tower Square
                           Hartford, CT 06183-6091

                  All notices to Broker/Dealer will be duly given if mailed or faxed to the address provided to Insurance Companies by Broker/Dealer from time to time.

13. Independent Contractors. Underwriter and Insurance Companies are independent contractors with respect to Broker/Dealer, Insurance Agency, and to Registered Representatives.

14. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Connecticut.

15. Amendment of Agreement. Underwriter reserves the right to amend this Agreement at any time, and the submission of an application by Broker/Dealer after notice of any such amendment has been sent to the other parties shall constitute the other parties' agreement to any such amendment. The compensation schedules attached to the Schedule Pages may, however, be revised at any time without the provision of prior notice with regard to rate specials only for the modified guaranteed annuities.

16. Termination. This Agreement may be terminated, without cause, by any party upon thirty (30) days' prior written notice, and may be terminated, for failure to perform satisfactorily or other cause, by any party immediately; and shall be terminated if Broker/Dealer shall cease to be a registered Broker/Dealer under the Securities Exchange Act of 1934, as amended, and a member of the NASD. Notwithstanding, the following sections shall survive any such termination:
Sections 6, 8, 10, 11 and 14.

17. Waiver Upon Termination. Failure of any party to terminate this Agreement 0for any of the causes set forth in this agreement will not constitute a waiver of the right to terminate this Agreement at a later time for any of these causes.

18. Books and Records. Broker/Dealer shall maintain all books and records required by applicable laws and regulations in connection with the offer and sale of the Insurance Policies. The books, accounts and records of Broker/Dealer relating to the sale of the Insurance Policies shall be maintained so as to clearly and accurately disclose the nature and details of all transactions.


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19.  Cooperation with Regulatory Investigations. Broker/Dealer and Underwriter
agree to cooperate fully in any insurance, securities or other regulatory investigation, inquiry, inspection, or proceeding or in any judicial proceeding arising in connection with the Insurance Policies. Broker/Dealer and Underwriter shall cooperate with each other to resolve any customer complaint, and each agrees to promptly notify the other upon receipt of notice of any investigation, claim, or proceeding involving the Contracts or any situation which would materially affect the respective party's ability to perform its obligations hereunder.

20. Fidelity Bond. Broker/Dealer represents that all of its directors, officers, employees and Registered Representatives are and shall be continuously covered by a blanket fidelity bond, covering for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer's expense and shall be, at least, of the form, type and amount required under the NASD Rules of Fair Practice.

21. Counterparts. This Agreement may be executed in one or more counterpart, each of which shall be deemed in all respects an original.

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In reliance on the representations set forth and in consideration of the undertakings described herein, the parties represented below do hereby contract and agree. This agreement is effective _______________, 1997


Travelers Insurance Company                Travelers Life and Annuity Company

By:                                        By:
   -------------------------------            -------------------------------

Title:                                     Title:
      ----------------------------               ----------------------------

Date:                                      Date:
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Tower Square Securities, Inc.              ----------------------------------
                                           Broker Dealer

By:                                        By:
   -------------------------------            -------------------------------

Title:                                     Title:
      ----------------------------               ----------------------------

                                           Date:
                                                -----------------------------


----------------------------------         ----------------------------------
Insurance Agency                           Insurance Agency

By:                                        By:
   -------------------------------            -------------------------------

Title:                                     Title:
      ----------------------------               ----------------------------

Date:                                      Date:
     -----------------------------              -----------------------------


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